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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information and in the Prospectus constituting parts of this Post Effective Amendment No. 40 to the Registration Statement on Form N-1A of Barr Rosenberg Series Trust.

PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Francisco, California
January 15, 2002